CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

THIRD AMENDMENT TO THE FINANCIAL SUPPORT AGREEMENT for the

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

THIS THIRD AMENDMENT to the Financial Support Agreement is made as of December 6th, 2022 by and among Jefferson National Securities Corporation (“Insurance BD”) and Invesco Distributors, Inc., a Delaware corporation (“Invesco Distributors”) amends the Financial Support Agreement for AIM Variable Insurance Funds (Invesco Variable Insurance Funds) dated as of April 30, 2004, as amended (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement pursuant to Section 5; and

NOW THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

1.	Section 2(a) of the Agreement will be amended and restated as follows:

(a)

Invesco will pay a financial support fee to Insurance BD in the amount described in Schedule A hereto (the “Fee”). The Fee will be paid from Invesco Distributors or its affiliate’s revenues, profits or retained earnings and will be payable to Insurance BD within 60 days following receipt of invoices or as otherwise provided in Schedule A. Payment amounts less than [***] are considered nominal, and Invesco Distributors is not obligated to make an individual payment for any amount less than [***].

2.	Schedule A is added to the agreement as attached hereto.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

4.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

{Signature page to follow.}

IN WITNESS WHEREOF, the parties below have caused this Third Amendment to the Financial Support Agreement for the AIM Variable Insurance Funds (Invesco Variable Insurance Funds) to be executed by their duly authorized officers effective as of the day and year first written above.

JEFFERSON NATIONAL SECURITIES CORPORATION

By:
Print Name:
Title:
Date:

INVESCO DISTRIBUTORS, INC.

By:
Print Name:
Title:
Date:

2

SCHEDULE A

FINANCIAL SUPPORT FEE

Invesco Distributors agrees to pay Insurance BD a quarterly fee (“Quarterly Fee”) equal to a percentage of the average daily net assets of the Portfolios attributable to the Contracts issued by Insurance BD at the following annual rates”

Series I and II Shares	Annual Rate: [***]	Invesco V.I. Equally Weighted S&P 500 Fund Invesco V.I. Government Money Market Fund Invesco V.I. S&P 500 Index Fund

Series I and II Shares	Annual Rate: [***]

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Conservative Balanced Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Main Street Mid Cap Fund

Invesco V.I. Main Street Small Cap Fund

Invesco V.I. Main Street Fund

Invesco V.I. Small-Cap Equity Fund

Invesco V.I. Technology Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco® V.I. NASDAQ 100 Buffer Fund – March(1)

Invesco® V.I. NASDAQ 100 Buffer Fund – June(1)

Invesco® V.I. NASDAQ 100 Buffer Fund – September(1)

Invesco® V.I. NASDAQ 100 Buffer Fund – December(1)

Invesco® V.I. S&P 500 Buffer Fund – March(1)

Invesco® V.I. S&P 500 Buffer Fund – June(1)

Invesco® V.I. S&P 500 Buffer Fund – September(1)

Invesco® V.I. S&P 500 Buffer Fund – December(1)

(1)	This fund will be available effective January 1, 2023.

3